      As filed with the Securities and Exchange Commission on July 22, 1998

                                                     Registration No. __________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               OFFICE DEPOT, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    59-2663954
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                  Identification Number)



              2200 OLD GERMANTOWN ROAD, DELRAY BEACH, FLORIDA 33445
                    (Address of principal executive offices)

               OFFICE DEPOT, INC. LONG-TERM EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                             MR. BARRY J. GOLDSTEIN
                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                           DELRAY BEACH, FLORIDA 33445
                                 (438) 278-4800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                              Toni B. Merrick, Esq.
                                Kirkland & Ellis
                             200 East Randolph Drive
                             Chicago, Illinois 60601



                         CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum         Proposed Maximum
 Title of Securities             Amount to be         Offering Price Per       Aggregate Offering            Amount of
 to be Registered                Registered(1)             Share(2)                 Price(2)            Registration Fee(2)
--------------------             -------------        ------------------       ------------------       -------------------

 Common Stock,                     5,000,000
 $.01 par value per                shares               $35.375                 $176,875,000             $52,178.13
 share



(1) Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the plan.

(2) This calculation is made solely for the purpose of determining the amount of the registration fee and is made pursuant to Rule 457(h) based upon the average of the high and low sales prices of the registrant's Common Stock as reported on the New York Stock Exchange on July 21, 1998.

     The purpose of this Registration Statement is to reflect the registration of additional shares of Common Stock to be offered pursuant to the Office Depot, Inc. Long-Term Equity Incentive Plan (the "Plan").

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION BY REFERENCE

                  This Registration Statement relates to 5,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), of Office Depot, Inc. (the "Company") to be offered pursuant to the Plan. The registration statement on Form S-8 which was previously filed with the Securities and Exchange Commission under Registration No. 333-45591 on February 4, 1998 for shares of the Company's Common Stock to be issued pursuant to the Plan and its contents are incorporated herein by reference.

                  In addition to the documents incorporated by reference to the foregoing, the following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated by reference.

                    1. Annual Report on Form 10-K for the Fiscal Year ended December 27, 1997.

                    2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal period covered by the Registrant document referred to in (1) above.

                    3. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and shall be a part hereof from the date of filing of such documents.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the filing requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida on July 22, 1998.

                                              OFFICE DEPOT, INC.



                                              By: /s David I. Fuente
                                                 -------------------------------
                                                 David I. Fuente
                                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 22, 1998.

                SIGNATURE                                     CAPACITY
                ---------                                     --------
/s/ DAVID I. FUENTE                                Chairman of the Board and Chief
---------------------------------                  Executive Officer (Principal Executive Officer)
David I. Fuente



/s/ JOHN C. MACATEE                                President and Chief Operating Officer and
---------------------------------                  Director
John C. Macatee



/s/ BARRY J. GOLDSTEIN                             Chief Financial Officer and Executive Vice
---------------------------------                  President-Finance (Principal Financial Officer)
Barry J. Goldstein



/s/ CYNTHIA R. COHEN                               Director
---------------------------------
Cynthia R. Cohen



/s/ W. SCOTT HEDRICK                               Director
---------------------------------
W. Scott Hedrick



/s/ JAMES L. HESKETT                               Director
---------------------------------
James L. Heskett



/s/ MICHAEL J. MYERS                               Director
---------------------------------
Michael J. Myers



/s/ FRANK P. SCRUGGS, JR.                          Director
---------------------------------
Frank P. Scruggs, Jr.



/s/ PETER J. SOLOMON                               Director
---------------------------------
Peter J. Solomon




                                INDEX TO EXHIBITS

                                                                                                 SEQUENTIALLY
EXHIBIT                                                                                             NUMBERED
  NO.                 DESCRIPTION OF EXHIBIT                                                         PAGE
-------               ----------------------                                                      -----------

5.1               Opinion of Kirkland & Ellis                                                         ___

23.1              Independent Auditors' Consent                                                       ___

23.2              Consent of Kirkland & Ellis (contained in their opinion                             ___
                  filed as Item 5.1)


